SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        Under The Securities Act of 1933

                         PATRIOT SCIENTIFIC CORPORATION
               (Exact name of Registrant as specified in charter)


           Delaware                                        84-1070278
 (State or other jurisdiction                     (IRS Employer Identification
of incorporation or organization)                             Number)


       10989 Via Frontera                           Robert Putnam, Secretary
  San Diego, California 92127                           10989 Via Frontera
       (619) 674-5000                             San Diego, California 92127
(Address and telephone number of                         (619) 674-5000
registrant's principal executive                  (Name, address and telephone
offices and principal place of                     number of agent for service)
          business)


                             1996 Stock Option Plan
                            (Full Title of the Plan)

                                 With Copies to:
                             Otto E. Sorensen, Esq.
             Luce, Forward, Hamilton & Scripps LLP, Attorneys at Law
              600 West Broadway, #2600, San Diego, California 92101
                                 (619) 236-1414

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with Dividend or Interest Reinvestment Plans, check the following line: X

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                      Proposed         Maximum
Title of Each Class                    Naximum        Aggregate       Amount of
of Securities Being   Amount Being  Offering Price    Offering     Registration
Registered            Registered       Per Share       Price(2)         Fee(3)

Common Stock(1)        2,500,000         $0.985       $2,462,500      $746.21


(1) The securities registered hereunder are shares of the registrant's common stock, $.0001 par value, subject to issuance upon the exercise of stock Options granted under the registrant's 1996 Stock Option Plan.

(2)  Estimated for purpose of calculating the registration fee.

(3) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, as quoted on the OTC Electronic Bulletin Board.

                                 MARCH 25, 1998


                                   PROSPECTUS


                         PATRIOT SCIENTIFIC CORPORATION

                             1,850,000 Common Shares


          This Prospectus relates to 1,850,000 shares of the Common Stock, $.00001 par value ("Common Stock" or "Common Shares"), of Patriot Scientific Corporation, a Delaware corporation ("Company"), which will be resold by the persons listed herein as the Selling Shareholders ("Selling Shareholders" or "Selling Security Holders"). The Common Shares are being offered hereunder for the respective accounts of the Selling Shareholders and will be sold from time to time by the Selling Shareholders in the over-the-counter market or otherwise at prevailing market prices or in negotiated transactions. All 1,850,000 shares are issuable by the Company to the Selling Shareholders upon the exercise of options granted or to be granted ("Options") under the Patriot Scientific Corporation 1996 Stock Option Plan ("Plan"). As of the date of this Prospectus, no Options to purchase shares of Common Stock had been exercised and an additional 279,000 Options to purchase Common Stock were still available for grant. The expenses of preparing and filing the Registration Statement of which this Prospectus forms a part are being borne by the Company. Although the Company will not receive proceeds from the sale of the Common Shares by the Selling Security Holders, the Company will receive proceeds upon the exercise of the Options. See "Selling Security Holders."

         The number of shares of Common Stock issuable upon exercise of the Options is either (i) equivalent to the number of Options granted if the exercise price is paid in cash or equivalents, or (ii) less than the number of Options granted if a cashless exercise provision is used in acquiring the underlying Common Stock determined by subtracting from the number of Options granted the product of (a) the exercise price of the Options divided by the average of the closing bid and ask price of the stock on the day of exercise and
(b) the number of Options granted. For purposes of this Registration Statement the Company has computed the number of shares issuable pursuant to the Plan to be the maximum of 2,500,000.

         The Selling Security Holders may from time to time sell all or a portion of the securities offered hereby in over the counter transactions at prevailing market prices, in privately negotiated transactions at negotiated prices, or in a combination of such methods of sale. The Selling Security Holders may sell the securities offered hereby to purchasers directly or may from time to time offer the securities through dealers or agents, who may receive compensation in the form of discounts, commissions, or concessions from the Selling Security Holders or the purchasers of the securities for whom they may act as agent.

         The Company has only recently emerged from the development stage and has had only limited revenues amounting to approximately $1,847,000 for the fiscal year ended May 31, 1997.

         The Common Shares offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 7 of this Prospectus.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Common Shares offered hereby were or will be acquired by the Selling Security Holders from the Company pursuant the Plan. The issuance of Options under the Plan and of Common Stock upon exercise of the Options have been registered on Form S-8 under the Securities Act of 1933, as amended ("Securities Act"). This Prospectus has been prepared for the purpose of allowing reoffers and resales by the Selling Security Holders to the public without restriction. To the knowledge of the Company, the Selling Security Holders have made no arrangement with any brokerage firm for the sale of the Common Shares. The Selling Security Holders may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the Common Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

         Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         The Common Stock of the Company is traded in the over-the-counter market and is quoted on the OTC Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "PTSC". On March 20, 1998, the last bid and asked prices per share were $0.98 and $0.99, respectively.



                     This Prospectus is dated March 25, 1998

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SECURITY HOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (together with all amendments and exhibits hereto, the "Registration Statement"), of which this Prospectus is a part, relating to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement, or other document referred to herein are not necessarily complete. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

         The Company is subject to the informational requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements, and other information with the Commission as a "small business issuer" pursuant to Regulation S-B of the Securities Act. Reports, proxy statements and other information, as well as the Registration Statement, filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048, and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Company's filings under the Exchange Act and its Registration Statement on Form S-8 may also be accessed through the Commission's web site (http://www.sec.gov).


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference into this Prospectus the following documents filed with the Commission:

          1. The Company's Annual Report on Form 10-KSB for the year ended May 31, 1997 (the "Annual Report").

          2. The Company's Quarterly Reports on Form 10-QSB for the three month periods ended August 31, 1997 and November 30, 1997 (the Quarterly Reports").

          3. The description of the Common Stock of the Company contained in its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. See "Additional Information." Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents not specifically incorporated by reference). Written or telephone requests for such documents should be directed to the Chief Financial Officer of the Company at its principal executive offices.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus, including all documents incorporated by reference, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and the Company desires to take advantage of the "safe harbor" provisions thereof. Therefore, the Company is including this statement for the express purpose of availing itself of the protections of such safe harbor provisions with respect to all of such forward-looking statements. The forward-looking statements in this Prospectus reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically an absence of significant revenues, a history of losses, no assurance that technology can be completed or that it will not be delayed, significant competition, the uncertainty of patent and proprietary rights, uncertainty as to royalty payments and indemnification risks, possible adverse effects of future sales of shares on the market, trading risks of low-priced stocks and those other risks and uncertainties discussed herein, that could cause actual results to differ materially from historical results or those anticipated. In this Prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify forward-looking statements. Readers are cautioned to consider the specific risk factors described herein and in "Risk Factors" and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after the date hereof. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

                               PROSPECTUS SUMMARY

         The following summary is intended only to supply certain facts and highlights from material contained in the body of this Prospectus and the documents incorporated by reference herein and is qualified in its entirety by the detailed information and financial statements (incorporated by reference) appearing elsewhere below.

The Company

         Patriot Scientific Corporation (the "Company" or "Patriot") is engaged in the development and marketing of patented microprocessor technology and high-performance digital communication products. These products have applications in the Internet and computer, networking and telecommunication markets. The Company also owns and is developing radar and antenna technology. The Company's strategy is to exploit its technologies and products through product sales, licensing, strategic alliances and government contracting.

         The markets for digital communication products and microprocessors are experiencing dramatic growth, in part due to the Internet. The Internet is a global web of computer networks. Developed over 25 years ago, this "network of networks" allows any computer connected to the Internet to talk to any other. The Internet provides organizations and individuals with new means to conduct business. The growth of the Internet and corporate Intranets is creating a demand for hardware, software and peripherals. The large number of users connecting to the Internet is creating a demand for traditional analog modems and higher speed digital modems. New software, such as Java, is emerging to serve the requirements of Internet users.

         The Java programming language is an object-oriented language for the Internet. With Java, data and programs do not have to be stored on the user's computer; they can reside anywhere on the Internet to be called upon as needed. Java can run on a variety of computer operating systems, thus avoiding the problem of incompatibility across networks, and Java offers high data security. Because of Java's useful features, it may also become a popular programming language for embedded control applications. The growth of Java is also causing a number of companies to consider it as a basis for a new style of computing tailored to the Internet using inexpensive Internet computer devices.

         A microprocessor is the computer chip providing intelligence for electronic devices. The Company's microprocessor technology, trade marked ShBoom, uses a proprietary architecture in a high-performance microprocessor integrated on a single silicon chip manufacturable at a low production cost. The Company's first ShBoom-architecture microprocessors, the PSC-1000 family, are being developed and targeted as Java programming language processors, for digital communication products developed by the Company and for use as the computer or embedded controller in sophisticated products including laser printers, motion and industrial controllers and digital communication devices such as cable and satellite modems and television set-top boxes. The Company believes the PSC1000 family can be competitive based on factors such as cost, speed and performance with other newly announced microprocessors targeted for the Internet device market. The Company is also seeking to license the ShBoom core technology for use by others in multi-function microprocessors.

         Effective on December 26, 1996, in a business combination accounted for as a pooling-of-interests, the Company acquired 96.9% of the outstanding shares, or 1,156,426 shares, of Metacomp, Inc., a California corporation, ("Metacomp") from 56 shareholders of Metacomp pursuant to an Exchange Offer and Letter of Transmittal dated December 4, 1996 (the "Offer"). As consideration for the shares tendered pursuant to the Offer, the Company issued 1,272,068 unregistered shares of its common stock. The exchange rate of 1.1 shares of the Company's stock for each share of Metacomp stock tendered was determined by arms-length negotiations between Metacomp and the Company. Based on the closing price of the Company's stock, as reported on the OTC Electronic Bulletin Board system, on December 26, 1996 of $1.375, the value of this acquisition was $1,749,094. Sixteen persons who hold an aggregate of 1,059,574 common shares issued in the Metacomp acquisition have agreed to a lock-up arrangement limiting sales by each such holder to 5% of their shares per month through December 1998. Metacomp, founded in 1978, was a privately-held, high technology company located in San Diego, California. Metacomp designs, manufactures, and sells a wide range of high performance data and telecommunications solutions for wide area networking and digital telecommunications requirements. In 1990, Metacomp filed a Chapter 11 bankruptcy petition. As of July 31, 1996, all unsecured creditors' debt had been discharged and one secured creditor had entered into a forbearance agreement with Metacomp for the remaining balance. The secured creditor was paid in full, $252,796, by the Company on January 6, 1997. Metacomp's product line has been incorporated into the Company's communication division, and the Company will continue to use the assets acquired as they had been previously employed by Metacomp. Norman J. Dawson and Jayanta K. Maitra, who were officers and significant shareholders of Metacomp, tendered their entire holdings pursuant to the Offer and, thereafter, entered into employment contracts with the Company. See "Management." In addition to the Company's CyberShark digital modem providing consumers with a high-performance interface between a computer and ISDN telephone lines (Integrated Services Digital Network, a standard digital communication protocol using existing telephone lines), the Company's communications division offers
OEMs (original equipment manufacturers), system integrators and VARs (value added resellers) products for high speed access to the Internet, remote access drivers, video conferencing equipment and digital telephony. Existing products include electronic subassemblies used in building hubs and bandwidth-on-demand applications for satellite and other communications.

         The Company has been engaged in developing its radar targeted for ground penetration applications and new antenna technology. The Company's GPR (ground penetrating radar) prototype has demonstrated the ability to penetrate multiple solid objects (walls and barriers); and in certain ground strata, the Company has been able to resolve objects of six inch size at approximately ten feet in depth. The Company also has patented new antenna technology for which a small government contract was awarded in April, 1997 to evaluate and characterize the antenna's performance. There can be no assurance of future contracts or grants or alliances to further develop the radar or antenna technology. The Company does not presently plan to devote any significant resources to further development of this technology except with outside funding or assistance.

         The Company has had limited revenues since its inception and, as a result of the acquisition of Metacomp and initiation of CyberShark sales, has only recently begun to generate revenues from sales. There can be no assurance the Company can achieve profitable operations, and the Company may need additional financial resources during the next twelve months. The Company's address is 10989 Via Frontera, San Diego, California 92127, and its telephone number is (619) 674-5000. The Company's home page can be located on the World Wide Web at http://www.ptsc.com. See "The Company."

Securities Offered

         No securities will be offered or sold by the Company pursuant to this Prospectus, which relates solely to the resale of 1,850,000 shares of the Common Stock of the Company held and beneficially owned by persons listed herein as the Selling Security Holders. The Common Shares are being offered hereunder for the respective accounts of the Selling Security Holders and will be sold from time to time by the Selling Security Holders in the over-the-counter market or otherwise at prevailing market prices or in negotiated transactions. See "Plan of Distribution", "Selling Security Holders" and "Description of Securities."

Outstanding Shares

         As of the date of this Prospectus, 36,639,153 of the Company's Common Shares are outstanding. A total of 4,500,000 of the outstanding shares are subject to an earnout escrow arrangement which provides for the release of the shares based on future revenues of the Company. See "Description of Securities."

Costs; Use of Proceeds

         The expenses of preparing and filing the Registration Statement of which this Prospectus forms a part are being borne by the Company. The Company will receive no proceeds from the sale of the Common Shares by the Selling Security Holders.

Risk Factors

          The securities offered involve a high degree of risk. See "Risk Factors."

                                  RISK FACTORS

         The securities offered for sale hereunder by the Selling Security Holders are speculative in nature, involve a high degree of risk and should be purchased by persons who can afford to lose the entire sum invested in the Common Shares. Prospective purchasers of the Common Shares should carefully consider the following factors relating to the business and prospects of the Company, in addition to other information concerning the Company and its business contained in this Prospectus, before purchasing any of the Common Shares.

Previously a Development Stage Business; Absence of Significant Revenues

         The  Company  commenced  its  current   operations  in  1989,  and  its
activities have been primarily directed to research and development of its technologies and administrative activities. The Company only recently emerged from the development stage as a result of the acquisition of Metacomp and the initiation of CyberShark sales. The Company has had limited revenues and financial results upon which prospective investors may base an assessment of its potential. There is no assurance that the Company will become profitable. The Company has experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage business, some of which are beyond the Company's control. These include, but are not limited to, substantial delays and expenses related to testing and development of new products, production and marketing problems in connection with new products and technologies, unexpectedly high manufacturing costs, lack of market acceptance of such products and technologies, and other unforeseen difficulties. See "The Company."

History of Losses; Uncertain Profitability

         To date, the Company has incurred significant losses. As of May 31, 1997 its accumulated deficit was $11,344,838. For the fiscal years ended May 31, 1997 and 1996, the Company incurred net losses of $1,463,792 and $557,720, respectively. $612,333 of the loss for each of the years ended May 31, 1997 and 1996 resulted from the amortization of purchased technology. The Company expects to incur additional operating losses in the future unless and until it is able to generate operating revenues sufficient to support expenditures. There is no assurance that sales of the Company's products will ever generate sufficient revenues to fund its continuing operations, that the Company will generate positive cash flow from operations or that the Company will attain and thereafter sustain profitability in any future period.

Need for Additional Financing; Insufficient Funds for the Next Twelve Months

         Based on the potential rate of cash operating expenditures and current plans, management anticipates the Company's cash requirements for the next twelve months have been satisfied through financings in June and November of 1997. The Company anticipates that its future cash requirements may be satisfied by improved product sales, the sale of additional Company equity securities, debt financing and/or the sale or licensing of certain of the Company's technologies. There can be no assurance that any future funds required will be generated from operations or from other potential sources. The lack of additional capital could force the Company to substantially curtail or cease operations and would therefore have a material adverse effect on the Company's business. Further, there can be no assurance that any such required funds will be available on attractive terms, or at all, or that they will not have a significantly dilutive effect on existing shareholders of the Company.

Technologies in Various Stages of Development; No Assurance of Completion; May Be Subject to Additional Delays

         The Company's technologies and products are in various stages of development. There can be no assurance that additional products can be introduced or technologies completed to a stage of development at which they can be produced and marketed due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Although certain technology of the Company may be licensable at its current stage of development, there can be no assurance thereof. The Company has generated limited revenues from its various technologies to date and has no agreements or arrangements providing any assurance of revenues in the future. The Company's development projects are high risk in nature, where unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Discovery of chip design errors, frequent in the industry prior to and after production, could result in lengthy and costly redesign, fabrication (production) and testing in an industry where new technology rapidly eclipses prior innovations.

         The development of the Company's technologies has taken longer than anticipated by management and could be subject to additional delays. Therefore, there can be no assurance of timely completion and introduction of improved ShBoom-architecture microprocessors on a cost-effective basis, or that such microprocessors, if introduced, will achieve market acceptance.

Future Dependent on Market Acceptance of the Company's Technologies and Products

         The future of the Company is dependent upon the success of the current and future generations of one or more of the Company's technologies and the success of its digital communication products. There can be no assurance the Company can introduce any of its technologies or new products or that, if introduced, they will achieve market acceptance such that in combination with existing products they will sustain the Company or allow it to achieve profitable operations.

Significant Competition and Possible Obsolescence

         Technological competition from other microprocessor, digital communication and radar and antenna companies is significant and expected to increase. Most of the companies with which the Company competes and expects to compete have far greater capital resources, research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. The Company's ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to the Company. In addition, one or more of the Company's competitors may succeed in developing technologies and products that are more effective than any of those offered or being developed by the Company, rendering the Company's technology and products obsolete or noncompetitive.

Patents and Proprietary Rights Subject to Uncertainty; Possible Infringement by the Company

         The Company relies on a combination of patents, trademarks, copyright and trade secret laws, confidentiality procedures and licensing arrangements to protect its intellectual property rights. The Company currently has seven U.S. patents issued and eight U.S. patents pending. The Company has one patent pending in Europe and Japan and has filed an application for another patent in Europe, Japan and elsewhere. The Company is considering additional patent applications. There can be no assurance that any patents held by the Company will not be challenged and invalidated, that patents will issue from any of the Company's pending applications or that any claims allowed from existing or pending patents will be of sufficient scope or strength, or be issued in all countries where the Company's products can be sold, so as to provide meaningful protection or any commercial advantage to the Company. Competitors of the Company may also be able to design around the Company's patents.

         The fiercely competitive semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights or positions, which has resulted in significant and often protracted and expensive litigation. There is currently no pending intellectual property litigation against the Company. There is no assurance, however, that the Company's technologies or products do not and will not infringe the patents or proprietary rights of third parties. Problems with patents or other rights could potentially increase the cost of the Company's products or delay or preclude new product development and commercialization by the Company. If infringement claims against the Company are deemed valid, the Company may seek licenses which might not be available on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect the Company's future patent and/or technology license positions or to defend against infringement claims. A successful challenge to the Company's technology could have a materially adverse effect on the Company and its business prospects. There can be no assurance that any application of the Company's technologies will not infringe upon the proprietary rights of others or that licenses required by the Company from others will be available on commercially reasonable terms, if at all.

Uncertainty as to Royalty Payments and Indemnification Risks

         The Company does not believe it is  obligated  to pay any  royalties on aspects of the ShBoom technology specified in prior agreements between the company from which it acquired the basis of such technology, nanoTronics Corporation, and previous inventors. The Company believes that, should there be royalties due to previous inventors, the obligation is that of nanoTronics. However, the Company could become subject to unindemnified claims relating to any failure by nanoTronics to pay such royalties, if due. Also, the Company could become liable for up to $1,250,000 to nanoTronics under certain indemnification provisions. Should the Company be required to make any royalty payments or indemnification payments, such payments could adversely impact operating margins and sales volumes.

         The Company obtained its rights to the basic ShBoom technology pursuant to a chain of agreements from multiple inventors. Accordingly there can be no assurance the Company will not be subject to claims from prior parties related to the technology or that any such parties will not attempt to exploit the technology independently of the Company's rights to do so. Pursuant to the Assets Purchase Agreement and Plan of Reorganization between the Company, nanoTronics Corporation and Helmut Falk, the Company was the recipient of a number of warranties and indemnities related to the ownership of the technology and other matters. The Company believes nanoTronics Corporation has been liquidated and, due to Mr. Falk's death in July 1995, the Company may be limited in its ability to obtain satisfaction from his estate should it have any future claims pursuant to the Agreement. In January 1996 the Company filed a general claim against Mr. Falk's estate in an attempt to preserve its ability to avail itself of indemnification should claims arise against the Company that were indemnified. However, there can be no assurance that the Company could obtain indemnification from the estate of Mr. Falk.

Production Dependent on Outside Foundries, Manufacturers and Suppliers

         With respect to the production of ShBoom-architecture microprocessors, the Company is dependent on the availability of contract fabrication facilities. To produce microprocessors for customers, the Company will be required to locate a foundry or foundries that can allocate to the Company a portion of their foundry capacity sufficient to meet the Company's needs, produce products of acceptable quality and with acceptable manufacturing yields, and deliver these products to the Company on time. There can be no assurance the Company can locate a foundry to meet its needs. The contract fabrication industry has and is expected to experience capacity shortages from time to time which could adversely impact the Company. With respect to digital communication products, the Company relies on contract assembly from standardized components purchased from independent sources, and it is therefore dependent upon such outside vendors for the components and assembly of end-products it sells to customers. There can be no assurance that these manufacturers and suppliers will be able to provide adequately for the future product needs of the Company's customers. In the event that any of the targeted suppliers should suffer quality control problems or financial difficulties, the Company would be required to find alternative sources, which could result in temporary business dislocations and a decline in revenues.

Company Products May be Dependent on the Internet, ISDN, Java and Government Funding

         The Company's digital communication products and ShBoom microprocessor applications in Java processing will depend in large part upon a robust and growing industry and infrastructure for providing Internet access and carrying Internet traffic. There can be no assurance that the infrastructure or complementary products necessary to make the Internet a viable commercial marketplace will be developed, or, if developed, that the Internet will become a viable commercial marketplace. Even if the Internet continues robust growth, there can be no assurance of a market for the Company's ISDN products given their dependence upon telephone company policies and rates and the intense competition from other access technologies such as cable modems and satellites.

         There can be no assurance that Java will become a widespread programming language for the Internet or in embedded applications or that a market will develop for devices to efficiently run Java. If the Internet does not become a viable commercial marketplace, or if ISDN products become technologically obsolete or if Java applications for microprocessors do not develop, then the Company's business, operating results and financial condition will be materially and adversely affected.

         The Company received its initial contract for characterization of its antenna technology in April, 1997. The Company is devoting only limited development and marketing efforts towards its radar and antennae technologies and is seeking additional government or other funding to further develop these technologies. Government defense and other funding is facing serious cutbacks, and accordingly there is less opportunity to develop new technologies with the assistance of the government. Opportunities for funding require significant efforts and long lead times. The Company has limited experience in obtaining government funding and is relying on consultants and agents to assist the Company in its efforts in that regard. There can be no assurance the Company will be successful in its efforts to obtain additional government assistance for any of its projects or technologies.

Performance Dependent on Key Personnel; Absence of Key Person Life Insurance; Success Dependent on Additional Personnel

         The Company's performance is substantially dependent on the performance of its executive officers and key technical employees. Given the Company's early stage of development, the Company is dependent on its ability to retain and motivate high quality personnel, especially its management and highly skilled technical personnel. The Company does not have "key person" life insurance policies on any of its executive officers or employees. The loss of the services of any of its executive officers or other technical employees could have a material adverse effect on the business, operating results or financial condition of the Company.

         The Company's future success and growth also depend on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, operating results or financial condition.

Possible Adverse Effects of Future Sales of Shares on Market

         Future sales of Common Stock by existing stockholders pursuant to Rule 144 of the Securities Act or pursuant to currently effective registrations on Form SB-2 and Form S-3 could have an adverse effect on the price of the Common Stock. There were 2,505,867 shares registered in November, 1997, and an additional 5,011,733 shares were registered in September, 1997, in each case on Form S-3; 3,172,068 shares were registered in September, 1997 on Form SB-2; and a total of an additional 9,884,764 shares of Common Stock currently outstanding and not subject to escrow restrictions may be deemed "restricted securities," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). Such shares may only be sold pursuant to a registration statement under the Securities Act, in compliance with Rule 144 under the Securities Act, or pursuant to another exemption from registration.

General Conflicts of Interest Due to Part-Time Management

         Two of the Company's executive officers devote only part-time services to the Company and have other employment and business interests to which they devote significant attention and will continue to do so notwithstanding the fact that management time should be devoted to the Company's business. Mr. Elwood Norris, Chairman, and Mr. Robert Putnam, Secretary and Treasurer, presently devote approximately 10% of their time to the affairs of the Company. They expect to continue to devote time to the Company only on an as-needed basis over at least the next twelve months. Certain conflicts of interest now exist and will continue to exist between the Company and Mr. Norris and Mr. Putnam due to the fact that each of Mr. Norris and Mr. Putnam has other employment or business interests to which he devotes significant attention. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that Mr. Norris and Mr. Putnam will resolve all conflicts of interest in the Company's favor.

Special Conflicts of Interest Due to Relationship of Executives

          One of the Company's officers and directors, Mr. Robert Putnam, also acts as Secretary of Norris Communications, Inc. (NCI), a company in which Mr. Elwood Norris is the acting chief executive officer and chairman of the board. Mr.

Putnam is also the president and chief executive officer of American Technology Corporation (ATC), a company in which Mr. Norris is a significant shareholder and director. In these positions Mr. Putnam is subordinate to Mr. Norris, and the possibility exists that these relationships will affect Mr. Putnam's independence as a director of the Company.

Indemnification of Officers, Directors and Others

         The Company's Certificate of Incorporation provides for the indemnification of its officers, directors, employees and agents, under certain circumstances, against attorney's fees and other expenses incurred by them and judgments rendered against them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company may also bear the expenses of such litigation for any of its officers, directors, employees or agents, upon their promise to repay such sums, if it is ultimately determined that they are not entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it may be unable to recoup even if so entitled.

Exclusion of Director Liability

         The Company's Certificate of Incorporation excludes personal liability on the part of its directors to the Company for monetary damages for breach of fiduciary duty, except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This exclusionary provision does not affect the liability of any director under federal or applicable state securities laws. See "Exclusion of Director Liability."

No Dividends Will Be Paid in Foreseeable Future

         The  Company  does  not  contemplate   paying  cash  dividends  in  the
foreseeable future. Future dividends will depend on the Company's earnings, if any, and its financial requirements.

Trading Risk of Low-Priced Stocks

         The Company's common shares are currently defined as "penny stocks" under the Exchange Act and rules of the Securities and Exchange Commission adopted thereunder. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements upon broker-dealers who sell the Company's securities to persons other than certain "accredited investors" (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse) or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, the broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, and the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Securities and Exchange Commission. Consequently, the penny stock rules may affect the ability and willingness of broker-dealers to make a market in or trade the Company's shares and thus may also affect the ability of purchasers of shares to resell those shares in the public markets.

Limited Active Trading Market; Market Volatility

         The Company's shares are traded on the OTC Electronic Bulletin Board, a screen-based trading system operated by the National Association of Securities Dealers, Inc. Securities traded on the Bulletin Board are, for the most part, thinly traded and, as the preceding Risk Factor indicates, subject to special regulations not imposed on securities listed or traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system or on a national securities exchange. The Company's shares have experienced in the past and are expected to experience in the future significant price and volume volatility, increasing the risk of ownership to investors

Market Overhang of Registered Stock May Affect Market and Trading Price of Company's Shares.

         The purchase price of 1,325,000 shares of the common stock of the Company registered on Form SB-2 in September, 1997 was $0.50 per common share; 75,000 of the common shares registered on such Form SB-2 were issued for services at $0.30 per common share; 500,000 of the common shares registered on such Form SB-2 were issued for technology at $0.38 per share; and 1,272,068 of the common shares registered on such Form SB-2 were issued to shareholders of Metacomp in exchange for Metacomp shares, many of which had been obtained for nominal consideration. The aforementioned pricings are below the recent trading price of the Company's Common Stock. Due to the lack of an active trading market and past volatility of the Company's shares, sales by holders of shares registered on the Form SB-2 described above or those registered on Forms S-3 in September, 1997 and November, 1997 may have an adverse effect on the trading price of and market for the Company's common shares. Sales of significant numbers of registered shares into the open market probably will have a depressive effect on the market for and trading price of the common stock, but the Company cannot predict the likely timing or extent of any such sales or the long- or short-term market effect of any sales.

Possible Adverse Effects of Authorization of Preferred Stock and Anti-Takeover Provisions.

         The Company's Certificate of Incorporation authorizes the issuance of a maximum of 5,000,000 shares of preferred stock on terms which may be fixed by the Company's Board of Directors without stockholder action. The terms of any series of preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock or otherwise dilute the rights of holders of Common Stock. Additionally, the Company's Certificate of Incorporation provides that the removal of a director from office or repeal of the Certificate of Incorporation in its entirety requires the affirmative vote of a majority of the total voting power of the Company and that certain other matters (including amendment of the Bylaws by the shareholders and the amendment, adoption, or repeal of any provision in the Certificate of Incorporation regarding the indemnification of directors and officers) require the vote of two-thirds of the total voting power of the Company. These provisions may also inhibit a possible takeover of the Company, the removal of management, and hostile bids for control of the Company.


                                   THE COMPANY

General

         Patriot Scientific Corporation (the "Company" or "Patriot") was organized under Delaware law on December 16, 1992 as the successor by merger to Patriot Financial Corporation, a Colorado corporation incorporated on June 10, 1987. Its address is 10989 Via Frontera, San Diego, California 92127, and its telephone number is (619) 674-5000. The Company's home page can be located on the World Wide Web at http://www.ptsc.com.

         The Company is engaged in the development and marketing of patented microprocessor technology and high-performance digital communication products. The Company also owns and is developing innovative radar and antenna technology. The Company's strategy is to exploit its technologies through product sales, licensing, strategic alliances or government contracting.

         The Company has had limited revenues since its inception and, as a result of the acquisition of Metacomp and initiation of CyberShark sales, only recently emerged from the development stage. There can be no assurance the Company can achieve profitable operations.

Background

         In February of 1989 the Company completed its initial public offering pursuant to a Registration Statement on Form S-18 under the Securities Act of 1933 (the "Securities Act"), raising gross proceeds of $50,000 and net proceeds of approximately $28,640 upon the sale of 2,500,000 units at $.02 per unit. Each unit sold in the public offering consisted of one Common Share and one Class A common stock purchase warrant exercisable to acquire one share of common stock and one Class B common stock purchase warrant. All Class A and Class B warrants have since been exercised or have lapsed.

         On August 10, 1989, the Company acquired its GPR technology from the inventor, Mr. Elwood G. Norris, now the Company's Chairman. On May 12, 1992, the Company redomiciled itself from Colorado to Delaware by merging into a wholly-owned Delaware subsidiary (Patriot Scientific Corporation) organized for that purpose. The reincorporation resulted in a combination (reverse split) of each three of the Company's common shares, par value $.00001, into one share of the Delaware corporation, par value $.00001. The reincorporation also effected a change in the Company's charter and bylaws and a name change to Patriot Scientific Corporation.

         In May of 1993, the Company registered under the Securities Act a total of 7,631,606 shares issuable upon the exercise of outstanding Class A and Class B common stock purchase warrants. The Company received net proceeds of $3,343,915 upon the exercise of those warrants and the issuance of 7,538,102 common shares. None of such warrants remain outstanding.

         Effective May 31, 1994, pursuant to an Assets Purchase Agreement and Plan of Reorganization ("nanoTronics Agreement") between the Company, nanoTronics Corporation ("nanoTronics") located in Eagle Point, Oregon and Helmut Falk ("Falk"), the Company issued a total of 10,000,000 restricted common shares to nanoTronics to acquire certain microprocessor technology of nanoTronics. The technology acquired ("ShBoom technology") is being used to develop a sophisticated yet low cost microprocessor. 5,000,000 of the shares were issued on a non-contingent basis, and the remaining 5,000,000 shares were subject to the terms of an earnout escrow arrangement. 500,000 of the escrowed shares have been released from escrow.

         Effective December 26, 1996, pursuant to an exchange offer and letter of transmittal, the Company acquired 96.9% of the outstanding shares of Metacomp Inc., a California corporation ("Metacomp") from 56 shareholders in exchange for the issuance of 1,272,068 shares of the Company's common stock. Based on the closing price of the Company's common stock of $1.375 on the date of the acquisition, the price of the acquisition was $1,749,094. This business combination has been accounted for as a pooling-of-interests. Sixteen persons who hold an aggregate of 1,059,574 common shares issued in the Metacomp acquisition have agreed to a lock-up arrangement limiting sales by each holder to 5% of their shares per month through December 1998.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the securities offered by the Selling Security Holders.


                            SELLING SECURITY HOLDERS

         An aggregate of 1,850,000 shares of Common Stock are being offered for resale by certain Security Holders of the Company pursuant to this Prospectus. Those shares are issuable upon exercise by the holders of Options granted under the Plan. All shares, to the extent they are being offered, are being offered for the account of the following Security Holders and their donees or pledgees (the "Selling Security Holders").

         The following table sets forth certain information with respect to the Selling Security Holders for whom the Company is registering the Common Stock for resale to the public, including beneficial ownership of common stock as of the date of this prospectus and the number of shares issuable upon exercise of the Options, the percentage of class owned (assuming the number of shares were issued upon exercise) and the number of shares offered by each Selling Security Holder (assuming the maximum number of shares were issued upon exercise). The Company has no knowledge of the intentions of any Selling Security Holder to actually sell any of the shares listed under the column "Shares Issuable Upon Exercise." There are no material relationships between any of the Selling Security Holders and the Company other than as disclosed below. All such persons have (or will have, upon the exercise of outstanding Options) sole voting and investment power with respect to the shares being offered.


                                    Beneficial
                                   Ownership of         Shares Issuable
                                 Common Stock at        Upon Exercise of        Shares       Percent of
   Selling Security Holder      Prospectus Date(1)         Options(2)         Offered(2)      Class(3)
-----------------------------------------------------------------------------------------------------------

Norman J. Dawson(4)                  605,451                475,000             475,000         1.6%
Jayantha Maitra(4)                   673,095                450,000             450,000         1.8%
Phillip Morettini(4)                 301,000                300,000             300,000           *
Lowell W. Giffhorn(4)                325,000                325,000             325,000           *
Elwood G. Norris(4)                4,695,000                 50,000              50,000         12.8%
Michael A. Carenzo(4)                612,500                 50,000              50,000         1.7%
Robert Putnam(4)                      75,000                 50,000              50,000           *
Donald Bernier(4)                    125,000                 50,000              50,000           *
Richard McDaniel(4)                1,100,000                 50,000              50,000         3.0%
Helmut Falk, Jr.(4)                   50,000                 50,000              50,000           *
                              -----------------------------------------------------------------------------

         Total                     8,562,046              1,850,000           1,850,000

-----------------

(1) The number of Common Shares reported above as beneficially owned by each Selling Shareholder is comprised of the sum of (i) the Common Shares issuable upon the exercise of the Options registered on Form S-8 and (ii) the number of Common Shares reported above as beneficially owned by each Selling Shareholder based on a review of a list of the Company's shareholders prepared by the Company's transfer agent and registrar as of October 15, 1997.

(2) The number of shares of Common Stock issuable upon exercise of the Options is the number of Options granted to the Selling Security Holder under the Plan and assumes exercise of 100 percent of the Options.

(3) Represents maximum shares obtainable through exercise divided by the current outstanding shares as of the date of this prospectus of 36,639,153 plus shares obtainable through exercise. An asterisk (*) represents less than 1%.

(4)      An officer and/or director of the Company.


                              PLAN OF DISTRIBUTION

         The purpose of the Prospectus is to permit the Selling Security Holders, if they desire, to offer 1,850,000 shares of Common Stock (the "Selling Security Holder Shares") at such times and at such places as the Selling Security Holders choose.

         The decision to exercise the Options into shares, or to sell any shares, is within the sole discretion of the holders thereof. There can be no assurance that any of the Options will be exercised or any shares will be sold by the Selling Security Holders.

         Subsequent to exercise, if any, each Selling Shareholder is free to offer and sell his or her Common Shares at such times, in such manner and at such prices as he or she shall determine. The Selling Security Holders have advised the Company that sales of Common Shares may be effected from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions through the writing of Options on the Common Shares, settlement of short sales of Common Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Security Holders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Common Shares by the Selling Security Holders.

         The Selling Security Holders may effect such transactions by selling Common Stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of Common Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Security Holders and any broker-dealers that act in connection with the sale of Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Common Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Common Shares against certain liabilities including liabilities arising under the Securities Act.

         Because Selling Security Holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act.

         The Company has informed the Selling Security Holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling Security Holders also may resell all or a portion of the Common Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         The Company will not receive any proceeds from any sales of the Selling Security Holder Shares, but will receive the proceeds from the exercise of certain Options held by the Selling Security Holders, which proceeds, if any, will be used for general corporate purposes.

         In connection with this registration by the Company, the Company shall use its best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the shares covered by the registration statement for the period required to effect the distribution of such shares.


                         EXCLUSION OF DIRECTOR LIABILITY

         Pursuant to the General Corporation Law of Delaware, the Company's Certificate of Incorporation excludes personal liability on the part of its directors to the Company for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the General Corporation Law of Delaware, or any transaction from which a director receives an improper personal benefit._This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

                            DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $.00001 par value per share. At March 20, 1998, a total of 36,639,153 Common Shares were issued and outstanding. The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and the Company's election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common Shares do not carry cumulative voting rights, and holders of more than 50% of the Common Stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of Common Stock are not entitled to preemptive rights, and the Common Stock may only be redeemed at the election of the Company.

         A special meeting of shareholders may be called by or at the request of the Chairman of the Board, the President or any two directors, and at the request of persons owning in the aggregate not less than 20% of the issued and outstanding Common Shares entitled to vote in elections for directors. After the satisfaction of requirements with respect to preferential dividends, if any, holders of Common Stock are entitled to receive, pro rata, dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding-up of the Company, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of Common Stock are entitled to share ratably in the Company's assets legally available for distribution to its shareholders.

         The Company's board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, exercise or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of Common Stock and could dilute the voting rights of the holders of Common Stock. There are currently no shares of preferred stock issued and outstanding.

         The Company has not paid any cash dividends to date, and no cash dividends will be declared or paid on the Common Shares in the foreseeable future. Payment of dividends is solely at the discretion of the Company's board of directors.

         Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as transfer agent and registrar for the Common Stock of the Company. Their telephone number is (801) 272-9294.


                                  LEGAL OPINION

         The validity of the Common Stock offered hereby will be passed on for the Company by Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway Street, Suite 2600, San Diego, California 92101.

                                     EXPERTS

         The financial statements of the Company incorporated by reference in the Prospectus and Registration Statement for the fiscal years ended May 31, 1997 and 1996, respectively, have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report incorporated by reference herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Metacomp, Inc. for the fiscal year ended July 31, 1996 have been audited by Harlan & Boettger, LLP, independent certified public accountants, as set forth in their report incorporated by reference herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

No dealer, salesperson, or any person
has  been  authorized  to  give  any
information  or make any  representation
not contained in, or  incorporated  by
reference in, this Prospectus, and, if                   1,850,000 Shares
given or made, such information or                             of
representation must not be relied                         Common Stock
upon as having been authorized by                          offered by
authorized by the Company.  This                    Selling Security Holders
Prospectus does not of an offer to sell,
or a solicitation of an offer to buy
any of the securities offered hereby
in any jurisdiction to person to whom
it is unlawful to make such offer in
such jurisdiction.  Neither the
delivery of this Prospectus any sale
made hereunder shall, under any
circumstances, create any implication
that the information herein is correct           PATRIOT SCIENTIFIC CORPORATION
as of any time subsequent to the
date hereof, or that there has been
no change in the affairs the Company
since such date.


    ----------------------


       Table of Contents

                             Page

Additional Information...........3
Incorporation of Certain
   Documents by Reference........3
Disclosure Regarding Forward-
   Looking Statements............4
Prospectus Summary...............5                         PROSPECTUS
Risk Factors.....................7
The Company.....................12
Use of Proceeds.................13
Selling Security Holders........13
Plan of Distribution............14
Exclusion of Director Liability.15
Description of Securities.......16
Legal Opinion...................16
Experts.........................17







                                                          March 25, 1998

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
registration statement of Patriot Scientific Corporation, a Delaware corporation ("Company"), and in the related Section 10(a) prospectus:

         (a) The Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1997;

         (b) Company's quarterly reports on Form 10-QSB for the fiscal quarters ended August 31, 1997 and November 30, 1997;

         (c) Item 11 (Description of Securities) contained in registration statement on Form 8-A of the Company, SEC file No. 0-22182.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold and which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $.00001 par value per share. At March 20, 1998, a total of 36,639,153 Common Shares were issued and outstanding. The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and the Company's election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common Shares do not carry cumulative voting rights, and holders of more than 50% of the Common Stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of Common Stock are not entitled to preemptive rights, and the Common Stock may only be redeemed at the election of the Company.

         A special meeting of shareholders may be called by or at the request of the Chairman of the Board, the President or any two directors, and at the request of persons owning in the aggregate not less than 20% of the issued and outstanding Common Shares entitled to vote in elections for directors. After the satisfaction of requirements with respect to preferential dividends, if any, holders of Common Stock are entitled to receive, pro rata, dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding-up of the Company, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of Common Stock are entitled to share ratably in the Company's assets legally available for distribution to its shareholders.

         The Company's board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, exercise or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of Common Stock and could dilute the voting rights of the holders of Common Stock. There are currently no shares of preferred stock issued and outstanding.

         The Company has not paid any cash dividends to date, and no cash dividends will be declared or paid on the Common Shares in the foreseeable future. Payment of dividends is solely at the discretion of the Company's board of directors.

         Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as transfer agent and registrar for the Common Stock of the Company. Their telephone number is (801) 272-9294.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Officers and Directors.

         Pursuant to Article NINTH of the Company's Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable; no common shares of the Company registered hereunder have been sold or issued.

Item 8.  Exhibits.

          5.4 Consent and opinion of Luce, Forward, Hamilton & Scripps LLP, Attorneys at Law

          23.5      Consent of BDO Seidman, LLP

          23.6      Consent  of  Harlan  &  Boettger,   LLP,   Certified  Public
                    Accountants

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the date below.

DATED:  March 24, 1998               PATRIOT SCIENTIFIC CORPORATION


                                     By /s/ LOWELL W. GIFFHORN
                                     Lowell W. Giffhorn, Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.


Signature                   Title                                          Date

/s/ MICHAEL A. CARENZO      Director, President, Chief Executive         3/24/98
Michael A. Carenzo          Officer

/s/ ELWOOD G. NORRIS        Director, Chairman of the Board              3/24/98
Elwood G. Norris

/s/ ROBERT PUTNAM           Director, Secretary, Treasurer               3/24/98
Robert Putnam

/s/ LOWELL W. GIFFHORN      Principal Financial Officer and              3/24/98
Lowell W. Giffhorn          Principal Accounting Officer

/s/ RICHARD D. MCDANIEL     Director                                     3/24/98
Richard D. McDaniel

/s/ DONALD R. BERNIER       Director                                     3/24/98
Donald R. Bernier

/s/ HELMUT FALK, JR.        Director                                     3/24/98
Helmut Falk, Jr.

/s/ NORMAN J. DAWSON        Director, Vice President                     3/24/98
Norman J. Dawson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933

                                    EXHIBITS

                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

EXHIBIT INDEX

         The following exhibits are included as part of this registration statement, except those marked as having previously been filed with the Securities and Exchange Commission and which are incorporated by reference to another registration statement, report or form. References to the "Company" in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.

          5.4 Consent and opinion of Luce, Forward, Hamilton & Scripps LLP, Attorneys at Law

          23.5      Consent of BDO Seidman, LLP

          23.6      Consent  of  Harlan  &  Boettger,   LLP,   Certified  Public
                    Accountants